                                                       EXHIBIT 23




                    CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Sun Company, Inc. Capital Accumulation Plan Form S-8 Registration Statement (Registration No. 33-9931) of our report dated June 8, 1994 on our audits of the financial statements and supplemental schedules of the Sun Company, Inc. Capital Accumulation Plan as of December 31, 1993 and 1992 and for the years then ended, which report is included in this Form 10-K/A.






                                        COOPERS & LYBRAND

2400 Eleven Penn Center
Philadelphia, PA  19103
June 22, 1994